Exhibit 99.1

Contacts: Robert Lewey, CFO and Interim COO
Integrated Electrical Services, Inc.
713-860-1500

FOR IMMEDIATE RELEASE

INTEGRATED ELECTRICAL SERVICES REPORTS FISCAL 2015 SECOND QUARTER RESULTS AND EXECUTIVE APPOINTMENTS

HOUSTON — May 8, 2015 — Integrated Electrical Services, Inc. (or “IES”) (NASDAQ: IESC) today announced both financial results for its fiscal 2015 second quarter and the appointment of Robert W. Lewey as President of IES and Tracy A. McLauchlin as Senior Vice President, Chief Financial Officer and Treasurer of IES.

SECOND QUARTER AND YEAR-TO-DATE 2015 FINANCIAL HIGHLIGHTS

•	Net income from continuing operations of $0.08 per share for the second quarter of 2015, an improvement of $0.06 per share compared with the second quarter of 2014

•	Revenue of $133.8 million for the second quarter of 2015, an increase of 11.2% compared with the second quarter of 2014

•	Backlog was approximately $252 million at March 31, 2015, a $10 million decrease from December 31, 2014 and $33 million increase from March 31, 2014

•	Share repurchase of $3.1 million, or 426,091 shares, under authorized share repurchase program

MANAGEMENT COMMENTARY

Robert Lewey, IES’s Chief Financial Officer and Interim Chief Operating Officer, stated, “We are pleased with the breadth of improvement across our operating segments for the first half of the year as compared with similar periods in prior years. We believe the improvement in operating income, which resulted from higher revenues coupled with continued strong project execution, reflects our willingness to selectively increase backlog.

We are also pleased with the reduction in SG&A expenses as a percentage of revenue, which declined from the first half of fiscal 2014 to the first half of fiscal 2015 even while incentive compensation increased due to our improved profitability.”

EXECUTIVE APPOINTMENTS

On May 7, 2015, the Company’s Board of Directors appointed Robert W. Lewey as President of the Company and Tracy A. McLauchlin as Senior Vice President, Chief Financial Officer and Treasurer of the Company, effective May 12, 2015.

Mr. Lewey has served as Interim Chief Operating Officer since January 16, 2015, along with continuing to serve as the Company’s Senior Vice President, Chief Financial Officer and Treasurer, a position which he has held since January 2012. Prior to serving as Senior Vice President, Chief Financial Officer and Treasurer, Mr. Lewey served as Vice President – Finance & Treasurer of the Company from May 2011 to January 2012, and from 2001 to 2006 and from 2007 until May 2011, Mr. Lewey held various positions with the Company, including Vice President – Tax, Director of Tax and Treasurer. From 2006 to 2007, Mr. Lewey served as Vice President, Tax for Sulzer US Holdings, Inc. From 1995 to 2001, Mr. Lewey served as Vice President of Tax for Metamor Worldwide, Inc., a provider of information technology solutions. He began his career with Deloitte LLP.

Ms. McLauchlin has held the position of Vice President and Chief Accounting Officer of the Company since February 2014. Ms. McLauchlin had previously served as Vice President and Chief Accounting Officer of Rockwater Energy Solutions, a position she held from June 2011 to November 2013. Prior to joining Rockwater, Ms. McLauchlin was with Dynegy Inc. from June 2004 to June 2011, where she served as Senior Vice President and Controller from March 2009 to June 2011, and from June 2004 to March 2009 served in various other capacities in finance and accounting.

David Gendell, non-executive Chairman of the Board of Directors, stated, “We are fortunate to have two experienced and skilled leaders within our management ranks who can seamlessly transition into these executive roles. Both Bobby and Tracy are well known by our divisional leadership and the Board is confident in their ability to lead this organization going forward.”

NET OPERATING LOSS CARRYFORWARDS (NOLs)

The Company estimates that it has available NOLs for U.S. federal income tax purposes of approximately $459 million at September 30, 2014. The Company’s common stock is subject to a Rights Plan dated January 28, 2013 intended to assist in limiting the number of 5% or more owners and thus reduce the risk of a possible “change of ownership” under Section 382 of the Internal Revenue Code. Any such “change of ownership” under these rules would limit or eliminate the ability of the Company to use its existing NOLs for federal income tax purposes. There is no guarantee, however, that the Rights Plan will achieve the objective of preserving the value or realization of the NOLs.

STOCK BUYBACK PLAN

In February 2015, IES’s Board of Directors authorized and announced a stock repurchase program for purchasing up to 1.0 million shares of the Company’s common stock from time to time. Following repurchases made in the second quarter of fiscal year 2015, the Company has 573,909 shares remaining under its stock repurchase authorization.

NON-GAAP FINANCIAL MEASURES AND OTHER ADJUSTMENTS

This press release includes certain financial measures that are not calculated in accordance with generally accepted accounting principles in the U.S. (“GAAP”). Management believes that these measures provide useful information to our investors by reflecting additional ways to view aspects of the Company’s operations that, when reconciled to the corresponding GAAP measures, help our investors to better identify underlying trends in our business and facilitate easier comparisons of our financial performance with prior and future periods and to our peers. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of the non-

GAAP financial measures presented above to GAAP results has been provided in the financial tables included in this press release.

For further details on the Company’s financial results, please refer to the Company’s annual report on Form 10-K for the fiscal year ended September 30, 2014 and quarterly report on Form 10-Q for the period ended March 31, 2015, to be filed with the Securities and Exchange Commission by May 8, 2015, and any amendments thereto.

ABOUT INTEGRATED ELECTRICAL SERVICES, INC.

Integrated Electrical Services, Inc. is a holding company that owns and manages diverse operating subsidiaries, comprised of providers of industrial products and infrastructure services to a variety of end markets. Our 2,700 employees serve clients in the United States and abroad. For more information about IES, please visit www.ies-co.com.

Certain statements in this release may be deemed “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, all of which are based upon various estimates and assumptions that the Company believes to be reasonable as of the date hereof. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “seek,” “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” the negative of such terms or other comparable terminology. These statements involve risks and uncertainties that could cause the Company’s actual future outcomes to differ materially from those set forth in such statements. Such risks and uncertainties include, but are not limited to, the ability of our controlling shareholder to take action not aligned with other shareholders; the sale or disposition of the shares of our common stock held by our controlling shareholder, which, under certain circumstances, would trigger change of control provisions in our severance plan or financing and surety arrangements; or any other substantial sale of our common stock, which could depress our stock price; relatively low liquidity levels of our common stock, which could depress our stock price; the possibility that we issue additional shares of common stock or convertible securities that will dilute the percentage ownership interest of existing stockholders and may dilute the book value per share of our common stock; the possibility that certain tax benefits of our net operating losses may be restricted or reduced in a change in ownership; the inability to carry out plans and strategies as expected, including our inability to identify and complete acquisitions that meet our investment criteria in furtherance of our corporate strategy; limitations on the availability of sufficient credit or cash flow to fund our working capital needs and capital expenditures and debt service; difficulty in fulfilling the covenant terms of our credit facilities; competition in the industries in which we operate, both from third parties and former employees, which could result in the loss of one or more customers or lead to lower margins on new projects; challenges integrating new businesses into the Company or new types of work, products or processes into our segments; fluctuations in operating activity due to downturns in levels of construction, seasonality and differing regional economic conditions; a general reduction in the demand for our services; a change in the mix of our customers, contracts or business; our ability to enter into, and the terms of, future contracts; our ability to successfully manage projects; the possibility of errors when estimating revenue and progress to date on percentage-of-completion contracts; closures or sales of facilities resulting in significant future charges, including potential warranty losses or other unexpected liabilities, or a significant disruption of our operations; inaccurate estimates used when entering into fixed-priced contracts; the cost and availability of qualified labor; an increased cost of surety bonds affecting margins on work and the potential for our surety providers to refuse bonding or require additional collateral at their discretion; increases in bad debt expense and days sales outstanding due to liquidity problems faced by our customers; the recognition of potential goodwill, long-lived assets and other investment impairments; credit and capital market conditions, including changes in interest rates that affect the cost of construction financing and mortgages, and the inability for some of our customers to retain sufficient financing which could lead to project delays or cancellations; accidents resulting from the physical hazards associated with our work and the potential for accidents; our ability to pass along increases in the cost of commodities used in our business, in particular, copper, aluminum, steel, fuel and certain plastics; potential supply chain disruptions due to credit or liquidity problems faced by our suppliers; loss of key personnel and effective transition of new management; success in transferring, renewing and obtaining electrical and construction licenses; backlog that may not be realized or may not result in profits; uncertainties inherent in estimating future operating results, including revenues, operating income or cash flow; disagreements with taxing authorities with regard to tax positions we have adopted; the recognition of tax benefits related to uncertain tax positions; complications associated with the incorporation of new accounting, control and operating procedures; the possibility that our internal controls over financial reporting and our disclosure controls and procedures may not prevent all possible errors that could occur; the effect of litigation, claims and contingencies, including warranty losses, damages or other latent defect claims in excess of our existing reserves and accruals; growth in latent defect litigation in states where we provide residential electrical work for home builders not otherwise covered by insurance; the possibility that our current insurance coverage may not be adequate or that we may not be able to obtain a policy at acceptable rates; future capital expenditures and refurbishment, repair and upgrade costs, and delays in and costs of refurbishment, repair and upgrade projects; and liabilities under laws and regulations protecting the environment.

You should understand that the foregoing, as well as other risk factors discussed in this document and in the Company’s annual report on Form 10-K for the year ended September 30, 2014, could cause future outcomes to differ materially from those experienced previously or those expressed in such forward-looking statements. The Company undertakes no obligation to publicly update or revise any information, including information concerning its controlling shareholder, net operating losses, borrowing availability, or cash position, or any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

Forward-looking statements are provided in this press release pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of the estimates, assumptions, uncertainties, and risks described herein.

General information about Integrated Electrical Services, Inc. can be found at http://www.ies-co.com under “Investors.” The Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments to those reports, are available free of charge through the Company’s website as soon as reasonably practicable after they are filed with, or furnished to, the SEC.

INTEGRATED ELECTRICAL SERVICES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	Three Months Ended March 31,		Six Months Ended March 31,
	2015	2014	2015	2014
Revenues	$133.8	$120.3	$270.1	$240.3
Cost of services	112.0	100.2	225.7	202.2

Gross profit	21.7	20.0	44.4	38.1
Selling, general and administrative expenses	19.4	19.2	38.1	36.7

Income from operations	2.3	0.9	6.3	1.5
Interest expense, net	0.3	0.4	0.6	0.9
Other expense (income), net	(0.2)	—	(0.2)	(0.2)
Provision for income taxes	0.3	—	0.6	—

Net income from continuing operations	1.9	0.4	5.3	0.7
Net loss from discontinued operations	—	—	(0.2)	(0.2)

Net income	$1.8	$0.4	$5.1	$0.5

Income (loss) per share:
Continuing operations	$0.08	$0.02	$0.25	$0.04
Discontinued operations	—	—	$(0.01)	$(0.01)

Basic	$0.08	$0.02	$0.24	$0.03
Diluted income (loss) per share:
Continuing operations	$0.08	$0.02	$0.25	$0.04
Discontinued operations	—	—	$(0.01)	$(0.01)

Diluted	$0.08	$0.02	$0.24	$0.03
Shares used in the computation of income (loss) per share:
Basic (in thousands)	21,571	18,465	21,654	18,444
Diluted (in thousands)	21,618	18,514	21,698	18,508

INTEGRATED ELECTRICAL SERVICES, INC. AND SUBSIDIARIES

NON-GAAP RECONCILIATION OF ADJUSTED EBITDA

(DOLLARS IN MILLIONS)

(UNAUDITED)

	Three Months Ended March 31,		Six Months Ended March 31,
	2015	2014	2015	2014
Net income from continuing operations	$1.9	$0.4	$5.3	$0.7
Provision for income taxes	0.3	—	0.6	—
Interest expense, net	0.3	0.4	0.6	0.9
Depreciation and amortization	0.6	0.6	1.2	1.3

EBITDA	3.1	1.5	7.7	2.9
Non-cash equity compensation expense	(0.1)	0.2	—	0.4
Impact to cost of sales from purchase accounting adjustments to inventory	—	0.2	—	0.6
Reserve related to receivable from former surety	—	—	—	(0.1)

Adjusted EBITDA	$3.0	$1.9	$7.7	$3.8

INTEGRATED ELECTRICAL SERVICES, INC. AND SUBSIDIARIES

NON-GAAP RECONCILIATION OF ADJUSTED NET INCOME (LOSS)

(DOLLARS IN MILLIONS)

(UNAUDITED)

	Three Months Ended March 31,		Six Months Ended March 31,
	2015	2014	2015	2014
Net income from continuing operations	$1.9	$0.4	$5.3	$0.7
Non-cash equity compensation expense	(0.1)	0.2	—	0.4
Impact to cost of sales from purchase accounting adjustments to inventory	—	0.2	—	0.6
Reserve related to receivable from former surety	—	—	—	(0.1)

Adjusted net income	$1.8	$0.8	$5.3	$1.6

Adjusted income per share:
Basic	$0.08	$0.05	$0.25	$0.09
Diluted	$0.08	$0.05	$0.25	$0.09
Shares used in the computation of income per share:
Basic (in thousands)	21,571	18,465	21,654	18,444
Diluted (in thousands)	21,618	18,514	21,698	18,508

INTEGRATED ELECTRICAL SERVICES, INC. AND SUBSIDIARIES

SELECTED BALANCE SHEET AND CASH FLOW INFORMATION

(DOLLARS IN MILLIONS)

(UNAUDITED)

	March 31, 2015	March 31, 2014
Selected Balance Sheet Data:
Cash and cash equivalents	$47.3	$20.5
Net working capital (excludes cash and cash equivalents)	$26.7	$28.7
Goodwill and intangible assets	$18.3	$17.7
Total assets	$201.1	$170.3
Total debt	$10.2	$12.0
Total stockholders’ equity	$89.9	$63.3
Liquidity:
Cash and cash equivalents plus borrowing availability	$61.9	$29.1

	Three Months Ended March 31,
	2015	2014
Cash provided (used) in operating activities	$4.6	$4.8
Cash used in investing activities	$(0.9)	$(0.6)
Cash used in financing activities	$(3.1)	$(0.9)

INTEGRATED ELECTRICAL SERVICES, INC. AND SUBSIDIARIES

OPERATING SEGMENT STATEMENTS OF OPERATIONS

(DOLLARS IN MILLIONS)

(UNAUDITED)

COMMUNICATIONS

	Three Months Ended March 31,		Six Months Ended March 31,
	2015	2014	2015	2014
Revenues	$27.9	$25.1	$59.8	$49.7
Cost of services	23.2	21.0	49.7	41.7

Gross profit	4.8	4.1	10.1	8.1
Selling, general and administrative expenses	3.1	2.8	6.4	5.5
Corporate allocations	0.4	0.3	0.7	0.7

Income from operations	$1.4	$1.0	$3.0	$1.9

Other data:
Depreciation & amortization expense	$0.1	$0.1	$0.2	$0.2
Total assets	$27.5	$25.0	$27.5	$25.0

RESIDENTIAL
	Three Months Ended March 31,		Six Months Ended March 31,
	2015	2014	2015	2014
Revenues	$50.2	$42.2	$98.8	$83.4
Cost of services	40.5	34.5	79.9	68.3

Gross profit	9.7	7.7	18.9	15.1
Selling, general and administrative expenses	7.4	6.7	14.5	12.8
Corporate allocations	0.3	0.3	0.6	0.6

Income from operations	$1.9	$0.7	$3.8	$1.7

Other data:
Depreciation & amortization expense	$0.1	$0.1	$0.2	$0.2
Total assets	$37.9	$36.2	$37.9	$36.2

INTEGRATED ELECTRICAL SERVICES, INC. AND SUBSIDIARIES

OPERATING SEGMENT STATEMENTS OF OPERATIONS

(DOLLARS IN MILLIONS)

(UNAUDITED)

COMMERCIAL & INDUSTRIAL

	Three Months Ended March 31,		Six Months Ended March 31,
	2015	2014	2015	2014
Revenues	$44.5	$42.3	$88.3	$83.6
Cost of services	39.7	36.5	78.2	73.8

Gross profit	4.8	5.9	10.1	9.8
Selling, general and administrative expenses	3.2	3.7	6.3	6.6
Corporate allocations	0.6	0.5	1.1	1.1

Income from operations	$1.0	$1.6	$2.7	$2.1

Other data:
Depreciation & amortization expense	$0.1	$0.1	$0.1	$0.1
Total assets	$46.8	$45.2	$46.8	$45.2

INFRASTRUCTURE SOLUTIONS
	Three Months Ended March 31,		Six Months Ended March 31,
	2015	2014	2015	2014
Revenues	$11.1	$10.6	$23.3	$23.6
Cost of services	8.7	8.2	17.9	18.4

Gross profit	2.4	2.4	5.4	5.2
Selling, general and administrative expenses	2.1	2.1	3.8	4.4
Corporate allocations	0.2	0.2	0.5	0.3

Income from operations	$0.1	$0.1	$1.1	$0.5

Other data:
Depreciation & amortization expense	$0.2	$0.2	$0.4	$0.5
Total assets	$28.3	$27.6	$28.3	$27.6

INTEGRATED ELECTRICAL SERVICES, INC. AND SUBSIDIARIES

OPERATING SEGMENT STATEMENTS OF OPERATIONS

(DOLLARS IN MILLIONS)

(UNAUDITED)

CORPORATE & OTHER

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2015	2014	2015	2014
Revenues	$—	$—	$—	$—
Cost of services	—	—	—	—

Gross profit	—	—	—	—
Selling, general and administrative expenses	3.6	3.8	7.1	7.4
Corporate allocations	(1.4)	(1.3)	(2.9)	(2.6)

Loss from operations	(2.2)	(2.5)	(4.3)	(4.8)
Interest and other expense, net	0.1	0.4	0.4	0.7
Provision for income taxes	0.3	—	0.6	—

Net loss from continuing operations	$(2.6)	$(3.0)	$(5.2)	$(5.5)

Other data:
Depreciation & amortization expense	$0.1	$0.1	$0.1	$0.2
Total assets	$60.6	$36.4	$60.6	$36.4